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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.


                                                 Warrant Certificate No. PAW-B3


                        TRAINING DEVICES INCORPORATED
          INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

             WARRANTS TO PURCHASE 3,000 SHARES OF COMMON STOCK


    Vicki D.E. Barone, the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Training Devices Incorporated (the "Company"), at any time during the period commencing at 9:00 a.m., Colorado time, on December 31, 1997, and expiring at 5:00 p.m., Colorado time, on January 2, 2003, at the purchase price per Share of $2.00 (the "Exercise Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of shares of Common Stock of the Company purchasable upon exercise of the Warrants evidenced hereby shall be subject to adjustment from time to time as set forth in the Warrant Agreement dated December 31, 1997, between the Company and Bathgate McColley Capital Group, LLC (the "Warrant Agreement").

    The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check or by Cashless Exercise subject to the provisions of Section 3 of the Warrant Agreement (as that term is defined therein).

    The Warrants evidenced hereby are issued under and in accordance with the Warrant Agreement, and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

    Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

    This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.


Dated: December 31, 1997               TRAINING DEVICES INCORPORATED

[Seal]

Attest:

Leonard J. Hawkins                     By: Robert T. Bruce
-----------------------------             ---------------------------
Secretary